NL INDUSTRIES, INC.                     Contact:  Gregory M. Swalwell
Three Lincoln Centre                              Vice President,  Finance
5430 LBJ Freeway, Suite 1700                         and Chief Financial Officer
Dallas, Texas   75240-2697                        (972) 450-4228
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PRESS RELEASE
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FOR IMMEDIATE RELEASE



            NL INDUSTRIES, INC. ANNOUNCES 2004 THIRD QUARTER DIVIDEND


         DALLAS, TEXAS - August 31, 2004 - NL Industries, Inc. (NYSE: NL) announced that its board of directors has declared a regular quarterly dividend of twenty cents per share on its common stock. The dividend will be paid in the form of common stock of Kronos Worldwide, Inc. (NYSE: KRO) owned by NL, valued based on the closing sales price of Kronos Worldwide common stock on August 26, 2004 of $32.40 per share. The dividend is payable on September 28, 2004 to shareholders of record at the close of business on September 13, 2004. Shareholders will receive cash in lieu of fractional shares of Kronos Worldwide common stock.

         NL Industries, Inc. is a major international producer of titanium dioxide pigments through its subsidiary, Kronos Worldwide.

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